EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Shineco, Inc (the “Company”) on Form 10-K for the year ended June 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Jennifer Zhan, Chief Executive Officer, and Sai (Sam) Wang, Chief Financial Officer, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.	The Annual report on Form 10-K of the Company for the fiscal year ended June 30, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (U.S.C. 78m or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 28, 2023

/s/ Jennifer Zhan
Jennifer Zhan
Chief Executive Officer (Principal Executive Officer)

Date: September 28, 2023

/s/ Sai (Sam) Wang
Sai (Sam) Wang
Chief Finance Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350 and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.